John Hancock Financial Services, Inc.

John Hancock Place

Post Office Box 111

Boston, Massachusetts 02117

(617) 572-9197

Fax: (617) 572-9161

E-mail: jchoodlet@jhancock.com

James C. Hoodlet

Vice President and Chief Counsel

April 23, 2015

U.S. Securities and Exchange Commission

100 F St., N.E.

Washington, D.C. 20549

Re: John Hancock Life Insurance Company of New York Separate Account B File Nos. 811-8329 and 333-193995

Commissioners:

This opinion is being furnished with respect to the filing of Post-Effective No. 1 under the Securities Act of 1933 (Post-Effective Amendment No. 59 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company of New York Separate Account B as required by Rule 485 under the 1933 Act.

I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant’s Registration Statement with the Commission.

Very truly yours,

/s/ James C. Hoodlet

Vice President and Chief Counsel

NY Accumulation Variable Universal Life 2014